Exhibit 99.01

Glu Mobile Reports Third Quarter 2007 Financial Results

SAN MATEO, Calif., November 1, 2007 – Glu Mobile Inc. (NASDAQ: GLUU) today announced financial results for the third quarter ended September 30, 2007. Glu reported third quarter consolidated revenue of $16.7 million, an increase of 35 percent from the third quarter of 2006. The GAAP net loss in the third quarter of 2007 was $(753,000), or $(0.03) per basic share, compared to a GAAP net loss of $(3.8) million, or $(0.76) per basic share in the third quarter of 2006.

Third quarter 2007 non-GAAP net income was $957,000, or $0.03 per diluted share, which excludes amortization of intangible assets of $550,000 and stock-based compensation charges of $1.2 million, compared to a non-GAAP net loss of $(1.7) million, or $(0.33) per basic share in the third quarter of 2006 which excludes amortization of intangible assets of $721,000, stock-based compensation charges of $443,000 and $998,000 related to the change in the fair value of preferred stock warrants.

A reconciliation of the non-GAAP net income and EPS to net loss and EPS on a GAAP basis is provided in the GAAP to non-GAAP reconciliations following the Consolidated Balance Sheets.

Glu’s top ten titles represented approximately 59 percent of revenue in the third quarter of 2007, which was up from 58 percent of revenue in the third quarter a year ago. The average revenue per top ten title was $980,000, an increase of 38 percent compared to $711,000 in the third quarter of last year. New titles released in the third quarter of 2007 included Asteroids™ and White House Rumble.

“During the quarter we experienced strong growth in North and South America and saw renewed growth in the Asia Pacific market, however, this was tempered with slower growth in certain geographies in Europe,” said Greg Ballard, Glu’s chief executive officer. “We had one of the strongest quarters in our history in terms of game rankings and continued to expand our licensing agreements to build the foundation for future growth. We have recently extended our relationships with SEGA and PopCap Games, announced Diner Dash® 2, and signed a new partnership with Big Fish Games. Combined with our recently announced lineup of original IP titles, we believe this represents our best publishing lineup.”

Revenue for the nine month period ended September 30, 2007 was $48.7 million, or 53 percent more than the comparable 2006 period. Including the pro forma effects for iFone which was acquired on March 29, 2006 as if it had been acquired at the beginning of fiscal 2006, the Company’s revenue grew 42 percent for the nine month period ended September 30, 2007 as compared to the same period in 2006. The GAAP net loss for the nine months ended September 30, 2007 was $(2.4) million, or $(0.11) per basic share as compared to the GAAP net loss of $(10.0) million, or $(2.07) per basic share, for the nine months ended September 30, 2006. In addition, our GAAP net loss attributable to common stockholders for the nine months ended September 30, 2007 was $(5.6) million, or $(0.26) per basic share after inclusion of the $3.1 million non-cash, non-recurring dividend for warrants issued to pre-existing preferred stockholders of the Company.

The non-GAAP net income for the nine months ended September 30, 2007 was $1.1 million, or $0.04 per diluted share which excludes amortization of intangible assets of $1.8 million, stock-based compensation charges of $2.8 million, gain on sale of assets of $1.0 million and $3.1 million relating to the non-cash deemed dividend, as compared to the non-GAAP net loss for the nine months ended September 30, 2006 of $(4.8) million, or $(0.99) per basic share which excludes in process research and development of $1.5 million, amortization of intangible assets of $1.7 million, stock-based compensation charges of $965,000 and $1.1 million related to the change in the fair value of preferred stock warrants.

Rocky Pimentel, chief financial officer, said, “We are well positioned to continue the pursuit of our growth strategy, despite recent market dynamics in Europe. Our core competencies of world class distribution relationships, broad product catalog and a powerful technology platform as well as our solid financial foundation enable us to increase market share worldwide.”

Business Outlook

The following forward-looking statements reflect expectations as of November 1, 2007. Results may be materially different and are affected by many factors, such as: consumer demand for mobile entertainment; carriers’ and distributors’ marketing to consumers; carriers’ maintaining their networks and provisioning systems to enable consumer purchases; development delays on Glu’s products; competition in the industry; changes in foreign exchange rates; Glu’s effective tax rate and other factors detailed in this release and in Glu’s SEC filings.

Fourth Quarter Expectations — Ending December 31, 2007:

— GAAP revenue is expected to be between $17.7 million and $18.2 million
— Gross margin excluding amortization is expected to be between 69 percent and 70 percent
— Operating expense guidance excluding stock based compensation and amortization of intangibles is expected to be between $13.0 million and $13.3 million
— Income tax expense is expected to be between $250,000 and $275,000
— GAAP net loss is expected to be between $(1.7) million and $(2.1) million, or $(0.06) and $(0.07) per basic share; weighted average common shares outstanding for the fourth quarter of 2007 are expected to be approximately 29.0 million basic and 30.5 million diluted
— Non-GAAP net income/(loss) is expected to be between breakeven and a loss of ($300,000), or $0.00 and $(0.01) per basic share, which excludes $550,000 for amortization of intangibles and approximately $1.2 million of anticipated stock-based compensation

Full Year Expectations – Year Ending December 31, 2007:

— GAAP revenue is expected to be between $66.4 million and $66.9 million
— Gross margin excluding amortization is expected to be between 71 percent and 72 percent
— GAAP net loss, excluding the $3.1 million deemed dividend, is expected to be between $(4.1) million and $(4.5) million, or between $(0.17) and $(0.19) per basic share; weighted average common shares outstanding for the full year 2007 are expected to be approximately 23.5 million basic and 29.0 million diluted
— Non-GAAP net income is expected to be between $800,000 income and $1.1 million, or between $0.03 and $0.04 per diluted share, which excludes $2.3 million for amortization of intangibles, $1 million gain on sale of assets, $4 million of anticipated stock-based compensation and the $3.1 million deemed dividend.

Full Year Expectations — Year Ending December 31, 2008:

— GAAP revenue is expected to be between $80 million and $85 million
— GAAP net loss is expected to be between $(1.2) million and $(3.8) million, or between $(0.04) to $(0.13) per basic share; weighted average common shares outstanding for the calendar year 2008 are expected to be approximately 29.5 million basic and 32.0 million diluted.
— Non-GAAP net income is expected to be between $3.7 million and $6.3 million, or between $0.12 and $0.20 per diluted share, which excludes $1.2 million for amortization of intangibles and approximately $6.4 million of anticipated stock-based compensation.

Quarterly Conference Call

Glu will discuss its quarterly results via teleconference at 4:30 p.m. (ET) today, November 1, 2007. To access the call, please dial (866) 272-9941, or outside the U.S. 617-213-8895, at least five minutes prior to the start time. A passcode, 51486099 is required. An audio webcast and replay of the call will also be available at www.glu.com/corp/pages/investors.aspx. You may access a replay of today’s call from 6:30 p.m. (ET) on November 1, 2007 until midnight (ET) November 14, 2007 by dialing 888-286-8010, or 617-801-6888, with the replay passcode 48522941.

Use of Non-GAAP Financial Measures

To supplement Glu’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Glu uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Glu’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Glu include non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss) and historical and estimated non-GAAP basic and diluted earnings (loss) per share. These non-GAAP financial measures exclude the following items from Glu’s statement of operations:

— Acquired in-process technology

— Amortization of intangibles

— Stock-based compensation

— Gain on sale of assets

—Change in fair value of preferred stock warrants

Glu may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Glu believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Glu’s performance by excluding certain items that may not be indicative of Glu’s core business, operating results or future outlook. Glu’s management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing Glu’s operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of Glu’s performance to prior periods. Non-GAAP financial measures should not be considered in isolation or as a substitute for operating results prepared in accordance with GAAP.

Cautions Regarding Forward Looking Statements

This news release contains forward-looking statements, including those regarding Glu’s “Business Outlook” (“Fourth Quarter Expectations — Ending December 31, 2007” and “Full Year Expectations - Year Ending December 31, 2008”) and Glu’s belief that it is well positioned to continue the pursuit of its growth strategy, despite recent market dynamics in Europe. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: the risks identified under “Business Outlook”; the risk that growth of next generation handsets and advanced networks is lower than anticipated; the risk that the company’s recently and newly launched games are less popular than anticipated; the risk that our newly released games of a quality less than desired by reviewers and consumers; the risk that mobile game market is smaller than anticipated; the risk that the company’s growth will be lower than anticipated; and other risks detailed under the caption “Risk Factors” in the Form 10-Q filed with the Securities and Exchange Commission under Rule 424(b)(4) on August 13, 2007. Glu is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

About Glu Mobile
Glu (NASDAQ:GLUU) is a leading global publisher of mobile games. Its portfolio of top-rated games includes original titles Super K.O. Boxing!, Stranded and Brain Genius, and titles based on major brands from partners including Atari, Activision, Konami, Harrah’s, Hasbro, Warner Bros., Microsoft, PlayFirst, PopCap Games, SEGA and Sony. Founded in 2001, Glu is based San Mateo, California and has offices in London, France, Germany, Spain, Italy, Hong Kong, Beijing and Sao Paulo. Consumers can find high-quality, fresh entertainment created exclusively for their mobile phones wherever they see the ‘g’ character logo or at www.glu.com.

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GLU MOBILE, GLU, SUPER K.O. BOXING!, STRANDED, BRAIN GENIUS, WHITE HOUSE RUMBLE and the ‘g’ character logo are trademarks of Glu Mobile.

Glu Mobile Inc.
Consolidated Balance Sheets
(in thousands)
	September 30,	December 31,
	2007	2006
	(unaudited)
ASSETS:
Cash and cash equivalents	$71,988	$3,823
Short-term investments	—	8,750
Accounts receivable, net	16,387	14,448
Prepaid royalties	8,633	3,501
Prepaid expenses and other current assets	1,305	853

Total current assets	98,313	31,375
Property and equipment, net	3,993	3,480
Prepaid royalties	2,846	1,417
Other long-term assets	4,010	1,826
Intangible assets, net	3,187	4,974
Goodwill	39,963	38,727

Total assets	$152,312	$81,799

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY/(DEFICIT)
Accounts payable	$6,290	$5,394
Accrued liabilities	246	1,048
Accrued compensation	1,823	2,013
Accrued royalties	11,239	7,030
Accrued restructuring	—	36
Deferred revenues	194	178
Current portion of long-term debt	—	4,339

Total current liabilities	19,792	20,038
Other long-term liabilities	3,286	1,343
Long-term debt, less current portion	—	7,245
Preferred stock warrant liability	—	1,995

Total liabilities	23,078	30,621

Redeemable convertible preferred stock	—	76,363
Common stock	3	1
Additional paid-in capital	178,856	19,894
Deferred stock-based compensation	(155)	(388)
Accumulated other comprehensive income	2,052	1,285
Accumulated deficit	(51,522)	(45,977)

Total stockholders’ equity/(deficit)	129,234	(25,185)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity/(deficit)	$152,312	$81,799

Glu Mobile Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Revenues	$16,651	$12,347	$48,727	$31,863
Cost of revenues:
Royalties	4,587	3,653	13,267	9,656
Impairment of prepaid royalties and guarantees	—	60	—	319
Amortization of intangible assets	483	553	1,589	1,223

Total cost of revenues	5,070	4,266	14,856	11,198

Gross profit	11,581	8,081	33,871	20,665

Operating expenses:
Research and development	5,863	4,273	16,153	11,346
Sales and marketing	3,326	2,989	9,532	8,316
General and administrative	4,149	3,177	12,422	7,683
Amortization of intangible assets	67	168	200	477
Acquired in-process research and development	—	—	—	1,500
Gain on sale of assets	—	—	(1,040)	—

Total operating expenses	13,405	10,607	37,267	29,322

Loss from operations	(1,824)	(2,526)	(3,396)	(8,657)
Interest and other income/(expense), net:
Interest income	956	180	2,081	527
Interest expense	(14)	(402)	(871)	(675)
Other income/(expense), net	357	(884)	584	(756)

Interest and other income/(expense), net	1,299	(1,106)	1,794	(904)

Loss before income taxes	(525)	(3,632)	(1,602)	(9,561)
Income tax provision	(228)	(192)	(813)	(438)

Net loss	(753)	(3,824)	(2,415)	(9,999)
Accretion to preferred stock	—	(18)	(17)	(56)
Deemed dividend	—	—	(3,130)	—

Net loss attributable to common stockholders	$(753)	$(3,842)	$(5,562)	$(10,055)

Net loss per share attributable to common stockholders – basic and diluted:
Net loss	$(0.03)	$(0.76)	$(0.11)	$(2.07)
Accretion to preferred stock	—	—	—	(0.01)
Deemed dividend	—	—	(0.15)	—

Net loss per share attributable to common stockholders – basic and diluted	$(0.03)	$(0.76)	$(0.26)	$(2.08)

Weighted average common shares outstanding – basic and diluted	28,788	5,056	21,398	4,845

Stock-based compensation expense included in:
Research and development	$310	$49	$665	$100
Sales and marketing	224	73	498	130
General and administrative	626	321	1,613	735

Total stock-based compensation expense	$1,160	$443	$2,776	$965

In the financial tables below, Glu has provided a reconciliation of the most comparable GAAP financial measure to each of the historical non-GAAP financial measures used in this press release.

Glu Mobile Inc.
GAAP to Non-GAAP Reconciliation
(in thousands, except per share data)
	Three Months Ended
	September 30, 2007
	(unaudited)
	GAAP	Adjustments		Non-GAAP

Amortization of intangible assets	483	(483)		—

Total cost of revenues	5,070	(483)		4,587

Gross profit	11,581	483		12,064

Research and development	5,863	(310)	a	5,553
Sales and marketing	3,326	(224)	a	3,102
General and administrative	4,149	(626)	a	3,523
Amortization of intangible assets	67	(67)		—

Total operating expenses	13,405	(1,227)		12,178

Loss from operations	(1,824)	1,710		(114)
Net income/(loss)	(753)	1,710		957
Net income/(loss) attributable to common stockholders	$(753)	$1,710		$957

Reconciliation of net income/(loss) and net income/(loss) per share:
Non-GAAP net income/(loss) per share – basic	(0.03)	0.06		0.03
Non-GAAP net income/(loss) per share – diluted	(0.03)	0.06		0.03
Shares used in computing basic net income/(loss) per share	28,788			28,788
Shares used in computing diluted net income/(loss) per share	30,243			30,243

a – Excluded amount represents stock-based compensation expense

Glu Mobile Inc.
GAAP to Non-GAAP Reconciliation
(in thousands, except per share data)
	Three Months Ended
	September 30, 2006
	(unaudited)
	GAAP	Adjustments		Non-GAAP

Amortization of intangible assets	553	(553)		—

Total cost of revenues	4,266	(553)		3,713

Gross profit	8,081	553		8,634

Research and development	4,273	(49)	a	4,224
Sales and marketing	2,989	(73)	a	2,916
General and administrative	3,177	(321)	a	2,856
Amortization of intangible assets	168	(168)		—

Total operating expenses	10,607	(611)		9,996

Loss from operations	(2,526)	1,164		(1,362)
Interest and other income/(expense), net	(1,106)	998	b	(108)
Net loss	(3,824)	2,162		(1,662)
Net loss attributable to common stockholders	$(3,842)	$2,162		$(1,680)

Reconciliation of net loss and net loss per share:
Non-GAAP net loss per share – basic and diluted	(0.76)	0.43		(0.33)
Shares used in computing basic and diluted net loss per share	5,056			5,056

a – Excluded amount represents stock-based compensation expense
b – Excluded amount represents change in fair value of preferred stock warrants

Glu Mobile Inc.
GAAP to Non-GAAP Reconciliation
(in thousands, except per share data)
	Nine Months Ended
	September 30, 2007
	(unaudited)
	GAAP	Adjustments		Non-GAAP

Amortization of intangible assets	1,589	(1,589)		—

Total cost of revenues	14,856	(1,589)		13,267

Gross profit	33,871	1,589		35,460

Research and development	16,153	(665)	a	15,488
Sales and marketing	9,532	(498)	a	9,034
General and administrative	12,422	(1,613)	a	10,809
Amortization of intangible assets	200	(200)		—
Gain on sale of assets	(1,040)	1,040		—

Total operating expenses	37,267	(1,936)		35,331

Income/(loss) from operations	(3,396)	3,525		129
Interest and other income/(expense), net	1,794	(10)	b	1,784
Net income/(loss)	(2,415)	3,515		1,100
Net loss attributable to common stockholders	$(5,562)	$3,515		$(2,047)

Reconciliation of net income/(loss) and net income/(loss) per share:
Non-GAAP net income/(loss) per share, excluding deemed dividend – basic	(0.11)	0.16		0.05
Non-GAAP net income/(loss) per share, excluding deemed dividend – diluted	(0.09)	0.13		0.04
Shares used in computing basic net income/(loss) per share	21,398			21,398
Shares used in computing diluted net income/(loss) per share	28,012			28,012

a – Excluded amount represents stock-based compensation expense
b – Excluded amount represents change in fair value of preferred stock warrants

Glu Mobile Inc.
GAAP to Non-GAAP Reconciliation
(in thousands, except per share data)
	Nine Months Ended
	September 30, 2006
	(unaudited)
	GAAP	Adjustments		Non-GAAP

Amortization of intangible assets	1,223	(1,223)		—

Total cost of revenues	11,198	(1,223)		9,975

Gross profit	20,665	1,223		21,888

Research and development	11,346	(100)	a	11,246
Sales and marketing	8,316	(130)	a	8,186
General and administrative	7,683	(735)	a	6,948
Amortization of intangible assets	477	(477)		—
Acquired in-process research and development	1,500	(1,500)		—

Total operating expenses	29,322	(2,942)		26,380

Loss from operations	(8,657)	4,165		(4,492)
Interest and other income/(expense), net	(904)	1,052	b	148
Net loss	(9,999)	5,217		(4,782)
Net loss attributable to common stockholders	$(10,055)	$5,217		$(4,838)

Reconciliation of net loss and net loss per share:
Non-GAAP net loss per share – basic and diluted	(2.07)	1.08		(0.99)
Shares used in computing basic and diluted net loss per share	4,845			4,845

a – Excluded amount represents stock-based compensation expense
b – Excluded amount represents change in fair value of preferred stock warrants

—

In addition to the reasons stated above, which are generally applicable to each of the items Glu excludes from its non-GAAP financial measures, Glu believes it is appropriate to exclude certain items for the following reasons:

Acquired in-process technology. Glu recorded charges for acquired in-process research and development, included in its GAAP presentation of operating expense, in connection with the acquisition of iFone. These amounts were expensed on the acquisition date as the acquired technology had not yet reached technological feasibility and had no future alternative uses. There can be no assurance that acquisition of business, products or technologies in the future will not result in substantial charges for acquired IPR&D. Accordingly, acquired IPR&D are non-recurring and generally unpredictable. Glu believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes acquired IPR&D.

Amortization of Intangibles. When analyzing the operating performance of an acquired entity, Glu’s management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, Glu’s management excludes the GAAP impact of acquired intangible assets to its financial results. Glu believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

In addition, in accordance with GAAP, Glu generally recognizes expenses for internally-developed intangible assets as they are incurred until technological feasibility is reached, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, Glu generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, and acquired in-process technology, which is expensed immediately, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, Glu believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangibles.

Stock-Based Compensation. Glu adopted SFAS 123R, “Share-Based Payment” beginning in its fiscal year 2006. When evaluating the performance of its consolidated results Glu does not consider stock-based compensation charges. Likewise, Glu’s management team excludes stock-based compensation expense from its short and long-term operating plans. In contrast, Glu’s management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Glu places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

Glu believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its business. In addition, given Glu’s adoption of SFAS 123R, “Share-Based Payment” beginning with its fiscal year ending December 31, 2006, Glu believes that a non-GAAP financial measure that excludes stock-based compensation will facilitate the comparison of its year-over-year results.

Change in Value of Preferred Stock Warrants. Glu adopted FSP 150-5 “Issuer’s Accounting under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares That Are Redeemable” beginning in its fiscal year 2005. FSP 150-5 affirms that warrants of this type are subject to the requirements in SFAS No. 150, regardless of the redemption price or the timing of the redemption feature. These warrants are subject to revaluation at each balance sheet date, and any change in fair value will be recorded as a component of other income/(expense), net, until the earlier of their exercise or expiration or the completion of a liquidation event, including the completion of an initial public offering, at which time the preferred stock warrant liability will be reclassified to stockholders’ equity/(deficit). Upon the closing of Glu’s initial public offering, outstanding warrants were no longer subject to revaluation and their fair value was permanently reclassified to stockholders’ equity. Glu excludes the change in value of the preferred stock warrants from its non-GAAP measures because they are non-recurring, non-cash expenses that the Company does not believe are reflective of core operating results.

CONTACT:
Glu Mobile
Nicole Kennedy, 650-532-2488
nicole.kennedy@glu.com

or

The Blueshirt Group
Todd Friedman, 415-217-7722 (Investor Relations)
todd@blueshirtgroup.com
Stacie Bosinoff, 415-217-7722 (Investor Relations)
stacie@blueshirtgroup.com